     Exhibit 99.1
CNH Industrial N.V. Reports Third Quarter 2025 Results
Third quarter consolidated revenues were $4.4 billion on decreased industry demand and continued channel destocking
Third quarter diluted EPS at $0.06
Amid persistent market challenges, results reflect rigorous cost management and a long-term commitment to operational excellence
Net sales guidance increased; profit guidance lowered to reflect incremental tariff headwinds and unfavorable geographic sales mix

Basildon, UK - November 7, 2025 - CNH Industrial N.V. (NYSE: CNH) today reported results for the three months ended September 30, 2025, with net income of $67 million and diluted earnings per share of $0.06 compared with net income of $310 million and diluted earnings per share of $0.24 for the three months ended September 30, 2024. Consolidated revenues were $4.40 billion (down 5% compared to Q3 2024), and net sales of Industrial Activities were $3.70 billion (down 7% compared to Q3 2024). Net cash provided by operating activities was $659 million, and Industrial free cash flow absorption was $188 million in Q3 2025.
“While the current trade environment remains challenging for our farmers and builders, CNH continues to take decisive actions to navigate near-term headwinds. We are maintaining disciplined production levels, reducing channel inventories, investing in technology, and driving operational excellence. Our commitment to quality and innovation is unwavering, as demonstrated by recent product launches and industry recognition. Looking ahead, we remain focused on achieving our long-term strategic targets. I am confident that the steps we are taking will position CNH for renewed growth and success as market conditions improve.”
Gerrit Marx, Chief Executive Officer

2025 Third Quarter Results
(all amounts $ million, comparison vs Q3 2024 - unless otherwise stated)

US-GAAP
	Q3 2025	Q3 2024	Change	Change at c.c.(1)
Consolidated revenues	4,399	4,654	(5)%	(7)%
of which Net sales of Industrial Activities	3,702	3,997	(7)%	(9)%
Net income	67	310	(78)%
Diluted EPS $	0.06	0.24	(0.18)
Cash flow provided (used) by operating activities	659	791	(132)
Cash and cash equivalents(2)	2,303	3,191	(888)
Gross profit margin of Industrial Activities	19.1%	21.7%	(260) bps

NON-GAAP(3)
	Q3 2025	Q3 2024	Change
Adjusted EBIT of Industrial Activities	104	336	(69)%
Adjusted EBIT margin of Industrial Activities	2.8%	8.4%	(560) bps
Adjusted net income	109	304	(64)%
Adjusted diluted EPS $	0.08	0.24	(0.16)
Free cash flow of Industrial Activities	(188)	(180)	(8)
Adjusted gross profit margin of Industrial Activities	19.4%	21.7%	(230) bps
The decline in net sales of Industrial Activities was mainly due to lower shipments on decreased industry demand and channel destocking.
Adjusted net income was $109 million with adjusted diluted earnings per share of $0.08. In comparison, in Q3 2024, adjusted net income was $304 million with adjusted diluted earnings per share of $0.24.
Income tax expense was $1 million ($75 million in Q3 2024), and the effective tax rate (“ETR”) was 2.0% (20.8% in Q3 2024) with an adjusted ETR(3) of 14.0% for the third quarter (20.7% in Q3 2024).
Cash flow provided by operating activities in the quarter was $659 million ($791 million provided in Q3 2024). Free cash flow absorption of Industrial Activities was $188 million, consistent with normal working capital seasonality.

Agriculture
	Q3 2025	Q3 2024	Change	Change at c.c.(1)
Net sales	2,963	3,310	(10)%	(12)%
Adjusted EBIT	137	336	(59)%
Adjusted EBIT margin	4.6%	10.2%	(560) bps
In North America, third quarter industry volume was flat year-over-year for tractors under 140 HP and fell 41% for tractors over 140 HP; combines were down 23%. In Europe, Middle East and Africa ("EMEA"), tractor demand decreased 2%, while combine demand increased 19%. South America saw tractor demand down 4% and combines down 15%. In Asia Pacific, tractor demand rose 19%, while combine demand decreased 20%.
Agriculture net sales decreased in the quarter by 10% to $2.96 billion versus the same period in 2024, as a result of lower shipment volumes on decreased industry demand in North America and channel inventory destocking, partially offset by favorable net price realization and improved demand in the Eastern Europe, Middle East, and Africa markets within EMEA.
Adjusted EBIT decreased to $137 million ($336 million in Q3 2024) primarily due to lower shipment volumes, tariff costs, unfavorable geographic mix and higher SG&A expenses. These impacts were partially offset by favorable net price realization and reduced production and warranty costs. Adjusted EBIT margin was 4.6% (10.2% in Q3 2024). R&D expenses represented 8.6% of sales in Q3 2025 (6.0% in Q3 2024) including a $49 million non-cash impairment primarily related to in-process research and development (“IPR&D”) assets from the 2023 Bennamann acquisition. These assets relate to technologies that capture methane emissions from livestock waste and convert them into better-than-zero-carbon biofuel. This impairment reflects a narrowing of strategic focus to the cleaning and upgrading of the methane waste.

Construction
	Q3 2025	Q3 2024	Change	Change at c.c.(1)
Net sales	739	687	+8%	+6%
Adjusted EBIT	14	40	(65)%
Adjusted EBIT margin	1.9%	5.8%	(390) bps
Global industry volume for construction equipment increased 6% year-over-year in the third quarter for Heavy equipment and 3% for Light equipment. Aggregated demand increased 4% in North America, 3% in EMEA, 1% in South America and 6% in Asia Pacific.
Construction net sales increased in the quarter by 8% to $739 million, reflecting higher shipment volumes in North America and EMEA, along with favorable net price realization.
Adjusted EBIT decreased to $14 million ($40 million in Q3 2024) as a result of tariff costs, unfavorable geographic mix, and higher SG&A expenses, partially offset by favorable net price realization. Adjusted EBIT margin was 1.9% (5.8% in Q3 2024).

Financial Services
	Q3 2025	Q3 2024	Change	Change at c.c.(1)
Revenues	684	659	+4%	+3%
Net income	47	78	(40)%
Equity at quarter-end	2,896	2,932	(36)
Retail loan originations	2,657	2,841	(184)
Revenues of Financial Services increased by 4% as a result of higher yields primarily in Brazil and favorable currency translation, partially offset by lower volumes in EMEA and North America.
Net income was $47 million in the third quarter, a decrease of $31 million versus the same period in 2024, primarily driven by increased risk costs, higher SG&A expenses and lower volumes. These impacts were partially offset by improved interest margins across all regions and favorable currency translation.
The managed portfolio (including unconsolidated joint ventures) was $28.5 billion as of September 30, 2025 (of which retail was 71% and wholesale was 29%), down $0.5 billion compared to September 30, 2024 (down $0.6 billion on a constant currency basis).
At September 30, 2025, the receivable balance greater than 30 days past due as a percentage of receivables was 3.5% (2.2% as of September 30, 2024), mainly due to higher delinquencies in Brazil in Q3 2025.

2025 Outlook
With lower industry demand and the effort to reduce excess channel inventory, the Company has produced fewer units in 2025 when compared to 2024. The lower production and sales levels have negatively impacted our segment margin results. In addition, an unfavorable sales mix shift from North America to EMEA is affecting Agriculture margins. However, the Company’s ongoing efforts to reduce its operating costs have partially mitigated the margin erosion. CNH is continuing its focus on product cost reductions through lean manufacturing principles and strategic sourcing. The Company is also carefully managing its SG&A and R&D expenses.
In addition to the lower cyclical industry sales, the Company is navigating frequent changes in the global trade environment. The August 2025 expansion of steel and aluminum tariffs in the U.S., for example, has created additional exposure for CNH. Mitigation actions, such as working with the supply chain to identify alternative sources, consuming existing inventories, and pricing actions on North American products, have helped partially offset tariff headwinds. Over time, the Company expects to fully offset the tariff impacts with additional mitigation actions. However, in the near term, the Company continues to share the net tariff costs with its customers, which has further negatively impacted CNH’s 2025 margins.
The Company is therefore updating its 2025 outlook as follows:
•Agriculture segment net sales down between 11% and 13% year-over-year, with no currency translation effects
•Agriculture segment adjusted EBIT margin between 5.7% and 6.2%
•Construction segment net sales down between 3% and 5% year-over-year, with no currency translation effects
•Construction segment adjusted EBIT margin between 1.7% and 2.2%
•Free cash flow of Industrial Activities(5) between $200 million and $500 million
•Adjusted diluted EPS(5) between $0.44 to $0.50

Conference Call and Webcast
Today, at 11:30 a.m. EST, management will hold a conference call to present third quarter 2025 results to financial analysts and investors. The call can be followed live online or as a recording later at bit.ly/CNH_Q3_2025.

Results for the Nine Months Ended September 30, 2025
(all amounts $ million, comparison vs YTD Q3 2024 - unless otherwise stated)

US-GAAP
	YTD Q3 2025	YTD Q3 2024	Change	Change at c.c.(1)
Consolidated revenue	12,938	14,960	(14)%	(13)%
of which Net sales of Industrial Activities	10,895	12,931	(16)%	(15)%
Net income	416	1,083	(62)%
Diluted EPS $	0.34	0.85	(0.51)
Cash flow provided (used) by operating activities	1,593	276	+1,317
Cash and cash equivalents(2)	2,303	3,191	(888)
Gross profit margin of Industrial Activities	19.6%	22.4%	(280) bps

NON-GAAP(3)
	YTD Q3 2025	YTD Q3 2024	Change
Adjusted EBIT of Industrial Activities	429	1,210	(65)%
Adjusted EBIT margin of Industrial Activities	3.9%	9.4%	(550) bps
Adjusted net income	457	1,143	(60)%
Adjusted diluted EPS $	0.36	0.90	(0.54)
Free cash flow of Industrial Activities	(304)	(1,249)	+945
Adjusted gross profit margin of Industrial Activities	19.7%	22.4%	(270) bps

Agriculture
	YTD Q3 2025	YTD Q3 2024	Change	Change at c.c.(1)
Net sales	8,792	10,596	(17)%	(17)%
Adjusted EBIT	539	1,226	(56)%
Adjusted EBIT margin	6.1%	11.6%	(550) bps

Construction
	YTD Q3 2025	YTD Q3 2024	Change	Change at c.c.(1)
Net sales	2,103	2,335	(10)%	(9)%
Adjusted EBIT	63	151	(58)%
Adjusted EBIT margin	3.0%	6.5%	(350) bps

Financial Services
	YTD Q3 2025	YTD Q3 2024	Change	Change at c.c.(1)
Revenue	2,020	2,031	(1)%	+2%
Net income	224	287	(22)%

Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.
1.c.c. means at constant currency.
2.Comparison vs. December 31, 2024.
3.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
4.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) EMEA; (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.EMEA: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.
5.    The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.
•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.

•Adjusted Effective Tax Rate (“Adjusted ETR”): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.
•Adjusted Gross Profit Margin of Industrial Activities: is computed by dividing Net Sales less Costs of good sold, as adjusted by non-recurring items, by Net Sales.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (“Industrial Free Cash Flow”): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.
Forward-looking Statements
All statements other than statements of historical fact contained in this press release including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as "may", "will", "expect", "could", "should", "intend", "estimate", "anticipate", "believe", "outlook", "continue", "remain", "on track", "design", "target", "objective", "goal", "forecast", "projection", "prospects", "plan", or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods related issues such as agriculture, the environment, debt relief and subsidy program policies, trade, commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls, tariffs and other protective measures issued to promote national interests or address foreign competition, which in turn result or may result in retaliatory tariffs or other measures enacted by affected trade partners; volatility in international trade caused by the imposition of tariffs and the related impact on cost and prices, which could consequently affect demand of our products, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH's control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company's reports and filings with the U.S. SEC.
All future written and oral forward-looking statements by CNH or persons acting on behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2024 Annual Report and subsequent quarterly reports).

CONTACTS
Media Inquiries – Laura Overall +44 207 925 1964 or Rebecca Fabian +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza +1 630 740 8079 or Federico Pavesi +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2025 and 2024
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ million, except per share data)	2025	2024	2025	2024
Revenues
Net sales	$3,702	$3,997	$10,895	$12,931
Finance, interest and other income	697	657	2,043	2,029
Total Revenues	4,399	4,654	12,938	14,960
Costs and Expenses
Cost of goods sold	2,995	3,130	8,756	10,027
Selling, general and administrative expenses	549	426	1,413	1,298
Research and development expenses	281	221	683	686
Restructuring expenses	3	12	14	94
Interest expense	378	378	1,100	1,190
Other, net	142	127	484	449
Total Costs and Expenses	4,348	4,294	12,450	13,744

Income of Consolidated Group before Income Taxes	51	360	488	1,216
Income tax (expense) benefit	(1)	(75)	(124)	(247)
Equity in income of unconsolidated subsidiaries and affiliates	17	25	52	114
Net Income	67	310	416	1,083
Net income (loss) attributable to noncontrolling interests	(13)	4	(8)	10
Net Income attributable to CNH Industrial N.V.	$80	$306	$424	$1,073

Earnings per share attributable to CNH Industrial N.V.
Basic	$0.06	$0.24	$0.34	$0.85
Diluted	$0.06	$0.24	$0.34	$0.85
Weighted average shares outstanding (in millions)
Basic	1,250	1,251	1,249	1,255
Diluted	1,253	1,254	1,253	1,262

Cash dividends declared per common share	$—	$—	$0.250	$0.470
These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the Year Ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of September 30, 2025 and December 31, 2024
(Unaudited)

($ million)	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$2,303	$3,191
Restricted cash	653	675
Financing receivables, net	23,001	23,085
Financial receivables from Iveco Group N.V.	262	168
Inventories, net	5,353	4,776
Property, plant and equipment, net and equipment under operating leases	3,732	3,402
Intangible assets, net	4,800	4,805
Other receivables and assets	3,154	2,831
Total Assets	$43,258	$42,933
Liabilities and Equity
Debt	$27,128	$26,882
Financial payables to Iveco Group N.V.	38	62
Other payables and liabilities	8,255	8,221
Total Liabilities	35,421	35,165
Redeemable noncontrolling interest	60	55
Equity	7,777	7,713
Total Liabilities and Equity	$43,258	$42,933
These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2025 and 2024
(Unaudited)

	Nine Months Ended September 30,
($ million)	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$416	$1,083
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating leases	318	315
Depreciation and amortization expense of assets under operating leases	147	139
(Gain) loss from disposal of assets	(3)	7
Undistributed (income) loss of unconsolidated subsidiaries	2	(31)
Other non-cash items	392	276
Changes in operating assets and liabilities:
Provisions	(212)	52
Deferred income taxes	9	(31)
Trade and financing receivables related to sales, net	948	482
Inventories, net	(92)	(256)
Trade payables	(161)	(1,217)
Other assets and liabilities	(171)	(543)
Net cash provided (used) by operating activities	1,593	276
Cash Flows from Investing Activities
Additions to retail receivables	(5,605)	(5,917)
Collections of retail receivables	5,575	4,840
Proceeds from sale of assets, excluding assets under operating leases	7	1
Expenditures for property, plant and equipment and intangible assets, excluding assets under operating leases	(330)	(330)
Expenditures for assets under operating leases	(456)	(381)
Other, net	(279)	10
Net cash provided (used) by investing activities	(1,088)	(1,777)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(1,257)	293
Dividends paid	(322)	(600)
Other	(55)	(689)
Net cash provided (used) by financing activities	(1,634)	(996)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	219	(98)
Net increase (decrease) in cash, cash equivalents and restricted cash	(910)	(2,595)
Cash, cash equivalents and restricted cash, beginning of year	3,866	5,045
Cash, cash equivalents and restricted cash, end of period	$2,956	$2,450
These Consolidated Statements of Cash Flows should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended September 30, 2025 and 2024
(Unaudited)

	Three Months Ended September 30, 2025					Three Months Ended September 30, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$3,702	$—	$—		$3,702	$3,997	$—	$—		$3,997
Finance, interest and other income	38	684	(25)	(2)	697	27	659	(29)	(2)	657
Total Revenues	3,740	684	(25)		4,399	4,024	659	(29)		4,654
Costs and Expenses
Cost of goods sold	2,995	—	—		2,995	3,130	—	—		3,130
Selling, general and administrative expenses	381	168	—		549	313	113	—		426
Research and development expenses	281	—	—		281	221	—	—		221
Restructuring expenses	4	(1)	—		3	12	—	—		12
Interest expense	64	339	(25)	(3)	378	63	344	(29)	(3)	378
Other, net	20	122	—		142	11	116	—		127
Total Costs and Expenses	3,745	628	(25)		4,348	3,750	573	(29)		4,294
Income of Consolidated Group before Income Taxes	(5)	56	—		51	274	86	—		360
Income tax (expense) benefit	14	(15)	—		(1)	(62)	(13)	—		(75)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	11	6	—		17	20	5	—		25
Net Income (loss)	$20	$47	$—		$67	$232	$78	$—		$310
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Nine Months Ended September 30, 2025 and 2024
(Unaudited)

	Nine Months Ended September 30, 2025					Nine Months Ended September 30, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$10,895	$—	$—		$10,895	$12,931	$—	$—		$12,931
Finance, interest and other income	107	2,020	(84)	(2)	2,043	98	2,031	(100)	(2)	2,029
Total Revenues	11,002	2,020	(84)		12,938	13,029	2,031	(100)		14,960
Costs and Expenses
Cost of goods sold	8,756	—	—		8,756	10,027	—	—		10,027
Selling, general and administrative expenses	1,050	363	—		1,413	1,029	269	—		1,298
Research and development expenses	683	—	—		683	686	—	—		686
Restructuring expenses	15	(1)	—		14	93	1	—		94
Interest expense	184	1,000	(84)	(3)	1,100	212	1,078	(100)	(3)	1,190
Other, net	103	381	—		484	94	355	—		449
Total Costs and Expenses	10,791	1,743	(84)		12,450	12,141	1,703	(100)		13,744
Income of Consolidated Group before Income Taxes	211	277	—		488	888	328	—		1,216
Income tax (expense) benefit	(56)	(68)	—		(124)	(192)	(55)	—		(247)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	37	15	—		52	100	14	—		114
Net Income (loss)	$192	$224	$—		$416	$796	$287	$—		$1,083
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of September 30, 2025 and December 31, 2024
(Unaudited)

	September 30, 2025					December 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$1,456	$847	$—		$2,303	$2,332	$859	$—		$3,191
Restricted cash	112	541	—		653	89	586	—		675
Financing receivables, net	418	23,734	(1,151)	(2)	23,001	218	23,528	(661)	(2)	23,085
Financial receivables from Iveco Group N.V.	155	107	—		262	50	118	—		168
Inventories, net	5,273	80	—		5,353	4,713	63	—		4,776
Property, plant and equipment, net and equipment under operating leases	2,209	1,523	—		3,732	1,979	1,423	—		3,402
Intangible assets, net	4,633	167	—		4,800	4,643	162	—		4,805
Other receivables and assets	2,874	568	(288)	(3)	3,154	2,653	515	(337)	(3)	2,831
Total Assets	$17,130	$27,567	$(1,439)		$43,258	$16,677	$27,254	$(998)		$42,933
Liabilities and Equity
Debt	$4,976	$23,386	$(1,234)	(2)	$27,128	$4,499	$23,173	$(790)	(2)	$26,882
Financial payables to Iveco Group N.V.	3	35	—		38	4	58	—		62
Other payables and liabilities	7,210	1,250	(205)	(3)	8,255	7,151	1,278	(208)	(3)	8,221
Total Liabilities	12,189	24,671	(1,439)		35,421	11,654	24,509	(998)		35,165
Redeemable noncontrolling interest	60	—	—		60	55	—	—		55
Equity	4,881	2,896	—		7,777	4,968	2,745	—		7,713
Total Liabilities and Equity	$17,130	$27,567	$(1,439)		$43,258	$16,677	$27,254	$(998)		$42,933
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Nine Months Ended September 30, 2025 and 2024
(Unaudited)

	Nine Months Ended September 30, 2025					Nine Months Ended September 30, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	$192	$224	$—		$416	$796	$287	$—		$1,083
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense, excluding assets under operating leases	314	4	—		318	312	3	—		315
Depreciation and amortization expense of assets under operating leases	4	143	—		147	6	133	—		139
(Gain) loss from disposal of assets, net	(3)	—	—		(3)	7	—	—		7
Undistributed (income) loss of unconsolidated subsidiaries	197	(15)	(180)	(2)	2	88	(14)	(105)	(2)	(31)
Other non-cash items, net	99	293	—		392	45	231	—		276
Changes in operating assets and liabilities:
Provisions	(215)	3	—		(212)	54	(2)	—		52
Deferred income taxes	(38)	47	—		9	17	(48)	—		(31)
Trade and financing receivables related to sales, net	(54)	1,000	2	(3)	948	(81)	565	(2)	(3)	482
Inventories, net	(308)	216	—		(92)	(468)	212	—		(256)
Trade payables	(120)	(38)	(3)	(3)	(161)	(1,154)	(65)	2	(3)	(1,217)
Other assets and liabilities	(32)	(140)	1		(171)	(507)	(36)	—		(543)
Net cash provided (used) by operating activities	36	1,737	(180)		1,593	(885)	1,266	(105)		276
Cash Flows from Investing Activities
Additions to retail receivables	—	(5,605)	—		(5,605)	—	(5,917)	—		(5,917)
Collections of retail receivables	—	5,575	—		5,575	—	4,840	—		4,840
Proceeds from sale of assets excluding assets under operating leases	7	—	—		7	1	—	—		1
Expenditures for property, plant and equipment and intangible assets, excluding assets under operating leases	(321)	(9)	—		(330)	(329)	(1)	—		(330)
Expenditures for assets under operating leases	—	(456)	—		(456)	(27)	(354)	—		(381)
Other, net	(76)	(203)	—		(279)	206	(195)	(1)		10
Net cash provided (used) by investing activities	(390)	(698)	—		(1,088)	(149)	(1,627)	(1)		(1,777)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(276)	(981)	—		(1,257)	226	67	—		293
Dividends paid	(322)	(180)	180	(2)	(322)	(600)	(105)	105	(2)	(600)
Other	(55)	—	—		(55)	(689)	(1)	1		(689)
Net cash provided (used) by financing activities	(653)	(1,161)	180		(1,634)	(1,063)	(39)	106		(996)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	154	65	—		219	(75)	(23)	—		(98)
Net increase (decrease) in cash and cash equivalents	(853)	(57)	—		(910)	(2,172)	(423)	—		(2,595)
Cash and cash equivalents, beginning of year	2,421	1,445	—		3,866	3,628	1,417	—		5,045
Cash and cash equivalents, end of period	$1,568	$1,388	$—		$2,956	$1,456	$994	$—		$2,450
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(3)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended September 30,		Nine Months Ended September 30,
($ million)	2025	2024	2025	2024
Industrial Activities segments
Agriculture	$137	$336	$539	$1,226
Construction	14	40	63	151
Unallocated items, eliminations and other	(47)	(40)	(173)	(167)
Total Adjusted EBIT of Industrial Activities	$104	$336	$429	$1,210

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
($ million)	2025	2024	2025	2024
Net Income	$67	$310	$416	$1,083
Less: Consolidated income tax expense	(1)	(75)	(124)	(247)
Consolidated income before taxes	68	385	540	1,330
Less: Financial Services
Financial Services Net Income	47	78	224	287
Financial Services Income Taxes	15	13	68	55
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	26	36	77	114
Foreign exchange (gains) losses, net of Industrial Activities	5	8	19	12
Finance and non-service component of Pension and other postemployment benefit costs of Industrial Activities(1)	4	—	11	2
Adjustments for the following Industrial Activities items:
Restructuring expenses	4	12	15	93
Other discrete items(2)(3)	59	(14)	59	1
Total Adjusted EBIT of Industrial Activities	$104	$336	$429	$1,210
(1) For the three and nine months ended September 30, 2025 and 2024, this item includes a pre-tax gain of $6 million and $18 million, respectively, resulting from the four-year amortization of the $101 million positive impact from the 2021 U.S. healthcare plan modification.
(2) For the three and nine months ended September 30, 2025, this item includes a $49 million impairment charge related to Bennamann IPR&D and a $10 million inventory write-down for the New Holland T6.180 Methane Power Tractor.
(3) In the three months ended September 30, 2024, this item includes a $14 million gain from investment fair value adjustments. In the nine months ended September 30, 2024, it includes a $15 million loss on the sale of certain non-core product lines and a $14 million gain from investment fair value adjustments.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Third party (debt)	$(27,128)	$(26,882)	$(4,222)	$(4,043)	$(22,906)	$(22,839)
Intersegment notes payable	—	—	(754)	(456)	(480)	(334)
Financial payables to Iveco Group N.V.	(38)	(62)	(3)	(4)	(35)	(58)
Total (Debt)(1)	(27,166)	(26,944)	(4,979)	(4,503)	(23,421)	(23,231)
Cash and cash equivalents	2,303	3,191	1,456	2,332	847	859
Restricted cash	653	675	112	89	541	586
Intersegment notes receivable	—	—	480	334	754	456
Financial receivables from Iveco Group N.V.	262	168	155	50	107	118
Derivatives hedging debt	9	(37)	(15)	(29)	24	(8)
Net Cash (Debt)(2)	$(23,939)	$(22,947)	$(2,791)	$(1,727)	$(21,148)	$(21,220)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $754 million and $456 million as of September 30, 2025 and December 31, 2024, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $480 million and $334 million as of September 30, 2025 and December 31, 2024, respectively.
(2)    The net intersegment notes receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was $274 million and $122 million as of September 30, 2025 and December 31, 2024, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Nine Months Ended September 30,			Three Months Ended September 30,
2025	2024	($ million)	2025	2024
$1,593	$276	Net cash provided (used) by Operating Activities	$659	$791
(1,557)	(1,161)	Cash flows from Operating Activities of Financial Services, net of eliminations	(733)	(839)
13	12	Change in derivatives hedging debt of Industrial Activities and other	4	13
—	(27)	Investments in assets sold under operating leases assets of Industrial Activities	—	(16)
(321)	(329)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(130)	(123)
(32)	(20)	Other changes(1)	12	(6)
$(304)	$(1,249)	Free cash flow of Industrial Activities	$(188)	$(180)
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP
Nine Months Ended September 30,			Three Months Ended September 30,
2025	2024	($ million)	2025	2024
$416	$1,083	Net income (loss)	$67	$310
55	77	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	56	(8)
(14)	(17)	Adjustments impacting Income tax (expense) benefit (b)	(14)	2
$457	$1,143	Adjusted net income (loss)	$109	$304
$448	$1,133	Adjusted net income (loss) attributable to CNH Industrial N.V.(1)	$105	$300
1,253	1,262	Weighted average shares outstanding – diluted (million)	1,253	1,254
$0.36	$0.90	Adjusted diluted EPS ($)	$0.08	$0.24

$488	$1,216	Income (loss) of Consolidated Group before income tax (expense) benefit	$51	$360
55	77	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	56	(8)
$543	$1,293	Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	$107	$352

$(124)	$(247)	Income tax (expense) benefit	$(1)	$(75)
(14)	(17)	Adjustments impacting Income tax (expense) benefit (b)	(14)	2
$(138)	$(264)	Adjusted income tax (expense) benefit (B)	$(15)	$(73)

25.4%	20.4%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	14.0%	20.7%

		a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
$14	$94	Restructuring expenses	$3	$12
(18)	(18)	Pre-tax gain related to the 2021 U.S. healthcare plan modification	(6)	(6)
49	—	Bennamann IPR&D impairment charge	49	—
10	—	New Holland T6.180 Methane Power Tractor write-down to net realizable value	10	—
—	15	Sale of certain non-core product lines	—	—
—	(14)	Investment fair value adjustments	—	(14)
$55	$77	Total	$56	$(8)

		b) Adjustments impacting Income tax (expense) benefit
$(14)	$(17)	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	$(14)	$2
$(14)	$(17)	Total	$(14)	$2
(1)    Excludes the minority share of the after-tax impairment charge related to Bennamann IPR&D.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Gross Profit to Gross Profit under U.S. GAAP
Nine Months Ended September 30,			Three Months Ended September 30,
2025	2024	($ million)	2025	2024
$10,895	$12,931	Net sales (A)	$3,702	$3,997
8,756	10,027	Cost of goods sold	2,995	3,130
2,139	2,904	Gross profit (B)	707	867
10	—	New Holland T6.180 Methane Power Tractor write-down to net realizable value	10	—
$2,149	$2,904	Adjusted gross profit (C)	$717	$867
19.6%	22.4%	Gross profit margin (B / A)	19.1%	21.7%
19.7%	22.4%	Adjusted gross profit margin (C / A)	19.4%	21.7%